UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report: March 9, 2018
(Date of earliest event reported)
CafePress Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

11909 Shelbyville Road, Louisville, Kentucky 40243
(Address of principal executive offices, including zip code)
(502) 995-2229
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         Resignation of Roger D. Shannon and Laurie Furber, as Directors

On March 9, 2018, directors Roger D. Shannon and Laurie Furber notified CafePress Inc. (the “Company”) of their resignations as members of the Board of Directors (the “Board”), which became effective on March 9, 2018. Mr. Shannon's and Ms. Furber's decisions were not the result of any disagreement with the Company or the Board.

(b) and (e)     Resignation of Robert D. Barton, as Chief Operating Officer

On March 9, 2018, Robert D. Barton, Chief Operating Officer of the Company tendered his resignation. Under the terms of the Separation Agreement, Mr. Barton will receive (i) a lump-sum payment of $51,923 equal to three months of his then-current base salary; (ii) a lump sum payment of $112,500 related to his retention award payment for calendar year 2019; (iii) accelerated vesting of 9,500 shares of restricted stock units previously awarded by the Company to Mr. Barton; and (iv) cash in lieu of COBRA payments equal to one month of total premiums attributable to medical, dental and vision benefits for Mr. Barton if he executes and does not revoke a release in a form reasonable satisfactory to the Company.

The foregoing is a summary of the Separation Agreement only and is qualified in its entirety by reference to the Separation Agreement which is attached as Exhibit 10.1 hereto and which is incorporated by reference herein.

Item 8.01	Other Events.

On March 9, 2018, the Company issued a press release relating to certain actions taken by the Company.

In light of the Company’s revenue declines during 2017, which the Company believes are related to changes in search engine algorithms, the Company announced that it is undertaking another restructuring initiative to unify and simplify its organization and improve business performance, profitability, cash flow generation and productivity. Including the previously announced $4 million reduction in normalized, annual fixed costs and software development spending, the Company believes these actions will increase the total reduction to $7 million.

The Company also announced that it will remain focused on completing a new and modern CafePress.com website and expanding retail partner channels into new marketplaces and geographies. Additionally, in 2018, the Company expects to leverage its manufacturing platform by launching fulfillment services for other consumer-facing, on demand, custom product providers.

The following action was also announced:

•	As of March 9, 2018, the Company further reduced the workforce at its Louisville headquarters by an additional 7%.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K

Exhibit No.	Description
10.1	Separation Agreement with Robert Barton dated March 9, 2018.
99.1	Press Release of CafePress Inc. dated March 9, 2018.

Notice Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the Company’s restructuring initiatives and the impact thereof, including unifying and simplifying the organization, business performance, profitability, cash flow generation, productivity, restoring financial security, stabilizing the business, restructuring charges, management structure, cost savings, efficiencies and business structure, as well as statements regarding the Company’s strategic focus and plans, including, the modernization of our website, the expansion of retail partner channels, and the launch of fulfillment services. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, whether the expected impact of and cost savings related to the restructuring activities will differ from the Company’s estimates and whether the Company will be able to realize the full benefit thereof, including the amount of estimated savings, the Company’s ability to execute on its strategy, competitive factors, the success of our products and services, current global economic challenges, our limited financial resources and our ability to attract and retain key personnel and other risks associated with the Company’s business which are listed and described under the "Risk Factors" sections of the Company's documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's quarterly reports on Form 10-Q, and the Company's Annual Report on Form 10-K, copies of which may be obtained at www.sec.gov.

You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. CafePress undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2018	CafePress Inc.

	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge Vice President, General Counsel and Secretary